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                                                                    Exhibit 23.2

                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC





Interscience Computer Corporation
Westlake Village, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated November 5, 1999, relating to the financial statements of Interscience Computer Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                  /s/ BDO SEIDMAN, LLP



Los Angeles, California
April 18, 20000